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                                                                    EXHIBIT 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS


The Board of Directors
Trimark Holdings, Inc.


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated September 27, 1999 relating to the financial statements and financial statement schedules of Trimark Holdings, Inc. which appears in Trimark Holdings, Inc.'s Annual Report on Form 10-K for the year ended June 30, 1999.


/s/ PricewaterhouseCoopers LLP
Century City, California
April 21, 2000